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Exhibit 23.1

Consent of Ernst & Young LLP Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amylin Pharmaceuticals, Inc. 2001 Employee Stock Purchase Plan, of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Diego, California May 5, 2004

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  Exhibit 23.1
Consent of Ernst & Young LLP Independent Auditors